                                              Aetna Inc.
                                              Aetna Services, Inc.
                                              151 Farmington Avenue
                                              Hartford, CT  06156





                                              Thomas J. Calvocoressi
                                              Vice President and General Counsel
                                              Law and Regulatory Affairs, RC4A
                                              (860) 273-4444
                                              Fax:  (860) 549-6755
June 19, 1998


Aetna Services, Inc.
151 Farmington Avenue
Hartford, CT  06156

Aetna Inc.
151 Farmington Avenue
Hartford, CT  06156

         I am Vice President and General Counsel of Aetna Inc., a Connecticut corporation ("Aetna"), and Aetna Services, Inc., a Connecticut corporation ("Aetna Services"). In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $1.7 billion of (i)(a) senior, subordinated or junior subordinated debt securities of Aetna Services (collectively, the "Debt Securities"), and (b) senior, subordinated or junior subordinated guarantees of Aetna of the Debt Securities (the "Debt Guarantees") and (ii) preferred securities of Aetna Capital Trust I, Aetna Capital Trust II, Aetna Capital Trust III and Aetna Capital Trust IV, each a Delaware business trust, and related guarantees of Aetna and Aetna Services of the preferred securities pursuant to guarantee agreements (the "Guarantee Agreements"), I have examined or caused to be examined necessary or appropriate corporate records, certificates or other documents, and questions of law for the purposes of this opinion.

         Upon the basis of such examination, I advise you that, in my opinion:

         1. The Debt Securities will constitute valid and legally binding obligations of Aetna Services subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) when the following conditions are met: (i) the registration statement has become effective under the Securities Act; (ii) the indenture relating to the Debt Securities and the Debt Guarantees has been duly executed and delivered; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the Debt Securities and the Debt Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Aetna Services and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Aetna Services; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the Debt Securities and the Debt Guarantees, and duly issued and sold as contemplated by the registration statement and any prospectus supplement relating thereto.

Page 2
June 19, 1998




         2. The Debt Guarantees will constitute valid and legally binding obligations of Aetna subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) when the following conditions are met: (i) the registration statement has become effective under the Securities Act; (ii) the indenture relating to the Debt Securities and the Debt Guarantees has been duly executed and delivered; (iii) the terms of the Debt Securities and the Debt Guarantees to be endorsed thereon and of their issuance and sale have been duly established in conformity with the indenture relating to the Debt Securities and the Debt Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Aetna or Aetna Services and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Aetna or Aetna Services; (iv) the Debt Guarantees to be endorsed on the Debt Securities have been duly executed in accordance with the indenture relating to the Debt Securities and the Debt Guarantees; and (v) the Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the Debt Securities and the Debt Guarantees, and duly issued and sold as contemplated by the registration statement and any prospectus supplement relating thereto.

         3. Each Guarantee Agreement will constitute a valid and legally binding obligation of each of Aetna and Aetna Services subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity) when the following conditions are met: (i) the registration statement has become effective under the Securities Act; (ii) the Guarantee Agreement has been duly executed and delivered; (iii) the Guarantee Agreement when so executed and delivered does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Aetna or Aetna Services and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over Aetna or Aetna Services; and
(iv) the securities entitled to the benefits of the Guarantee Agreement have been duly issued and sold as contemplated by the registration statement and any prospectus supplement relating thereto.

         I note that, as of the date of this opinion, a judgment for money in an action based on a security denominated in a foreign currency, currency unit or composite currency in a Federal court in the United States ordinarily would be enforced only in United States dollars. I also note that, as of the date of this opinion, a state court in the State of Connecticut rendering a judgment on a security denominated in a foreign currency, currency unit or composite currency may apply Section 50a-57 of the General Statutes of Connecticut, and render such judgment in the foreign currency in which the security in respect thereof is denominated. Such judgment then would be payable in that foreign currency or, at the option of the judgment debtor, in the amount of United States dollars which will purchase that foreign currency on the conversion date (as defined in such Statutes).

Page 3
June 19, 1998



         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Connecticut and I do not express any opinion as to the effect of the laws of any other jurisdiction.

         In my examination or the examination which I caused to be made, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies and the authenticity of the originals of such latter documents were assumed. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of Aetna Services, Aetna and others.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the registration statement and to the reference made to me under the heading "Validity of the Securities" in the prospectuses contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ Thomas J. Calvocoressi

Thomas J. Calvocoressi